Exhibit 4.1
THIRD AMENDMENT TO CREDIT AGREEMENT
          THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of July 9, 2007 and is entered into by and among J. RAY MCDERMOTT, S.A., a Panamanian corporation (the “Borrower”), CERTAIN OF THE GUARANTORS executing the signature pages hereto, CERTAIN LENDERS AND SYNTHETIC INVESTORS (as such terms are defined in the hereinafter described Credit Agreement) listed on the signature pages hereto (the “Lenders”), and CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent (in such capacity, “Administrative Agent”) and as Collateral Agent (in such capacity, “Collateral Agent”), and is made with reference to that certain CREDIT AGREEMENT dated as of June 6, 2006 (as amended by the First Amendment dated as of August 4, 2006 and the Second Amendment dated as of December 1, 2006, the “Credit Agreement”) by and among Borrower, Lenders, Administrative Agent and the other agents party thereto. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement after giving effect to this Amendment.
RECITALS
          WHEREAS, the Borrower has requested that the Lenders and the Synthetic Investors agree to amend certain provisions of the Credit Agreement as provided for herein; and
          WHEREAS, subject to certain conditions provided for herein, the Lenders and the Synthetic Investors are willing to agree to such amendments.
          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
     SECTION I. Amendments
   1.1 Amendments to Section 1: Definitions.
          A. Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:
          “Available Amount” shall mean, at any time,
          (a) the sum of (i) 35% of Excess Cash Flow; plus (ii) 100% of the aggregate net cash proceeds received by the Borrower since the Third Amendment Effective Date from the issuance of Stock or from capital contributions to the Borrower;
     less
          (b) the amount thereof theretofore utilized for Investments under Section 8.3(h)(ii) and Restricted Payments under Section 8.5(e)(ii).

          “ECF Calculation Date” means the last day of the most recently ended Fiscal Quarter for which financial statements were delivered pursuant to Section 6.1(a) or 6.1(b).
          “Excess Cash Flow” means, for any ECF Calculation Date, an amount (if positive) equal to (i) EBITDA for the period (taken as one accounting period) from the beginning of the Borrower’s Fiscal Quarter that commenced April 1, 2007 to the ECF Calculation Date minus (ii) the sum, without duplication, of the amounts for such period of (a) Capital Expenditures, plus (b) Interest Expense.
          “Secunda Purchase Agreement” means that certain Asset Purchase Agreement dated as of June 1, 2007 by and among J. Ray McDermott Canada, Ltd., Secunda International Limited and the other sellers listed on the signature pages thereto.
          “Third Amendment” means that certain Third Amendment to Credit Agreement dated as of July ___, 2007 among the Borrower, the Administrative Agent, the Collateral Agent and the Lenders and Synthetic Investors listed on the signature pages thereto.
          “Third Amendment Effective Date” means the date of satisfaction of the conditions referred to in Section II of the Third Amendment.
     B. Section 1.1 of the Credit Agreement is hereby further amended by deleting the “and” at the end of clause (iii)in the definition of “Capital Expenditures” and inserting new clauses (v) and (vi) at the end of clause (iv), such new clauses (v) and (vi) to read in their entirety as follows:
“(v) the initial purchase price of the 31/64th ownership interests in the vessel “Thebaud Sea” pursuant to the Secunda Purchase Agreement and (vi) Capital Expenditures made to the vessels “Thebaud Sea” and “Bold Endurance” prior to each such vessel becoming Mortgaged Vessels.”
     C. Section 1.1 of the Credit Agreement is hereby further amended by deleting the “and” at the end of clause (e) in the definition of “Customary Permitted Liens”, and inserting new clauses (g) and (h), such new clauses (g) and (h) to read in their entirety as follows:
          “(g) liens, pledges or deposits relating to escrows established in connection with the purchase or sale of property otherwise permitted hereunder and the amounts secured thereby shall not exceed the aggregate consideration in connection with such purchase or sale (whether established for an adjustment in purchase price or liabilities, to secure indemnities, or otherwise); and
          “(h) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Borrower or a Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are non-consensual and arise by operation of law, in no

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case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness”
     D. Section 1.1 of the Credit Agreement is hereby further amended by deleting clause (a) in the definition of “Intercompany Subordinated Debt Payment” and inserting a new clause (a), such clause (a) to read in its entirety as follows:
“(a) such Subordinated Debt (i) is owed to the Borrower or a Subsidiary or Joint Venture of the Borrower that is a Guarantor or (ii) is permitted by Section 8.1(f)(vi) and”
     E. Section 1.1 of the Credit Agreement is hereby further amended by (i) deleting the words “required to be” from the definition of “Mortgaged Vessels” and (ii) adding “or 8.1(h)(only in the case of assumed debt pursuant to 8.1(h))” immediately after “8.1(d)” in clause (ii) of the definition of “Mortgaged Vessels.”
     F. Section 1.1 of the Credit Agreement is hereby further amended by deleting clause (e) in the definition of “Permitted Acquisitions” and inserting a new clause (e), such clause (e) to read in its entirety as follows:
“ (e) if such Permitted Acquisition involves the acquisition of one or more marine vessels, in each case having a Fair Market Value in excess of $10,000,000, such vessel or vessels, except in the case where acquired using Indebtedness permitted by Section 8.1(d) or 8.1(h)(only in the case of assumed debt pursuant to 8.1(h)), shall within 20 Business Days of such acquisition, become Collateral pursuant to arrangements substantially similar to those made with respect to similar Mortgaged Vessels on the Effective Date; and”
   1.2 Amendments to Section 2.8: Optional Prepayments.
     Section 2.8 of the Credit Agreement is hereby amended by adding the following sentence at the end thereto:
“A notice of prepayment of the outstanding principal amount of the Loans and Swing Loans in whole or in part may state that such notice is conditioned upon the effectiveness of other credit facilities, and if any notice so states it may be revoked by the Borrower by notice to the Administrative Agent on or prior to the date specified for such prepayment that the refinancing condition has not been met and the notice of such prepayment is to be revoked (it being understood that any Loans outstanding at the time of such notice or drawn thereafter will, upon such revocation, be continued as Base Rate Loans and, thereafter, may be converted to Eurodollar Rate Loans pursuant to Section 2.11).”
1.3 Amendments to Section 2.18: Incremental Facilities.
     The Credit Agreement is hereby amended by adding a new Section 2.18 to read as follows:
     “Section 2.18 Incremental Facilities

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     The Borrower may by written notice to the Administrative Agent elect to request prior to the Revolving Facility Termination Date, one or more increases to the existing Revolving Commitments (any such increase, the “New Revolving Commitments”), by an amount not in excess of $100,000,000 in the aggregate and not less than $25,000,000 individually (or such lesser amount which shall be approved by Administrative Agent); provided that any such increase in the Revolving Commitments shall be accompanied by a corresponding decrease in the Synthetic Commitments which itself shall be accompanied by a corresponding repayment of Synthetic Loans and/or a refund of Credit-Linked Deposits, as applicable. Such notice shall specify (A) the date (each, an “Increased Amount Date”) on which the Borrower proposes that the New Revolving Commitments shall be effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Administrative Agent and (B) the identity of each Lender or other Person that is an Eligible Assignee (each, a “New Revolving Lender”) to whom the Borrower proposes any portion of such New Revolving Commitments be allocated and the amounts of such allocations; provided that the Administrative Agent may elect or decline to arrange such New Revolving Commitments in its sole discretion and any Lender approached to provide all or a portion of the New Revolving Commitments may elect or decline, in its sole discretion, to provide a New Revolving Commitment. Such New Revolving Commitments shall become effective, as of such Increased Amount Date; provided that (1) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such New Revolving Commitments; (2) the Borrower and its Subsidiaries shall be in pro forma compliance with each of the covenants set forth in Article V as of the last day of the most recently ended Fiscal Quarter after giving effect to such New Revolving Commitments; (3) the New Revolving Commitments shall be effected pursuant to a joinder agreement in form and substance acceptable to the Administrative Agent in its reasonable discretion, executed and delivered by the Borrower, the New Revolving Lender and the Administrative Agent, and which shall be recorded in the Register and each New Revolving Lender shall be subject to the requirements set forth in Section 2.16(f); (4) the Borrower shall make any payments required pursuant to Section 2.14(e) in connection with the New Revolving Commitments; and (5) the Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by Administrative Agent in connection with any such transaction.
     On the Increased Amount Date on which New Revolving Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (a) each of the Revolving Lenders shall assign to each of the New Revolving Lenders, and each of the New Revolving Lenders shall purchase from each of the Revolving Lenders, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by existing Revolving Lenders and New Revolving Lenders ratably in accordance with their Revolving Commitments after giving effect to the addition of such New Revolving Commitments to the Revolving Commitments, (b) each New Revolving Commitment shall be deemed for all purposes a Revolving Commitment and each Loan made thereunder (a “New Revolving Loan”) shall be deemed, for all purposes, a

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Revolving Loan and (c) each New Revolving Lender shall become a Lender with respect to the New Revolving Commitment and all matters relating thereto.
     The Administrative Agent shall notify the Lenders and the Synthetic Investors promptly upon receipt of Borrower’s notice of the Increased Amount Date and in respect thereof (y) the New Revolving Commitments and the New Revolving Lenders, and (z) in the case of each notice to any Revolving Lender, the respective interests in such Revolving Lender’s Revolving Loans, in each case subject to the assignments contemplated by this Section.
The terms and provisions of the New Revolving Loans shall be identical to the Revolving Loans. Each joinder agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent to effect the provision of this Section 2.18.”
   1.4 Amendments to Section 3.2: Conditions Precedent to Each Loan.
     Section 3.2 of the Credit Agreement is hereby amended by deleting clause (d) therein in its entirety.
   1.5 Amendments to Section 6.1: Financial Statements.
     A. Section 6.1 of the Credit Agreement is hereby amended by deleting clause (c) in its entirety and inserting a new clause (c), such clause (c) to read in its entirety as follows:
“ (c) Compliance Certificate. Together with each delivery of any financial statement pursuant to clause (a) or (b) above, a certificate of a Responsible Officer of the Borrower substantially in the form of Exhibit K (each, a “Compliance Certificate”) (i) showing in reasonable detail the calculations used in determining the Leverage Ratio and demonstrating compliance with each of the other financial covenants contained in Article V (Financial Covenants), and (ii) stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, stating the nature thereof and the action which the Borrower has taken or proposes to take with respect thereto.”
     B. Section 6.1 of the Credit Agreement is hereby further amended by deleting clause (e) therein in its entirety.
   1.6 Amendments to Section 7.11: Additional Collateral and Guaranties.
     Section 7.11(d) of the Credit Agreement is hereby amended by (i) replacing the reference therein to “$3,000,000” with a reference to “$10,000,000” and (ii) adding “or 8.1(h)(only in the case of assumed debt pursuant to 8.1(h))” immediately after “8.1(d)” at the end of the phrase contained in the first parenthetical thereof.
   1.7 Amendments to Section 8.1: Indebtedness.

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     A. Section 8.1(f) of the Credit Agreement is hereby amended by deleting “or” at the end of clause (iv) thereof, adding “or” at the end of clause (v) thereof and inserting a new clause (vi) immediately preceding the phrase “; provided, however,”, such clause (vi) to read in its entirety as follows:
“(vi) from Babcock & Wilcox Canada Ltd. to the Borrower or a Subsidiary of the Borrower to pay a portion of the purchase price in connection with the acquisition contemplated by the Secunda Purchase Agreement, in an aggregate principal amount not to exceed $55,000,000 (or its equivalent)”
     B. Section 8.1(f) of the Credit Agreement is hereby further amended by inserting “or (vi)” immediately after the phrase “clause (iii)” in the parenthetical in clause (x) thereof.
     C. Section 8.1 of the Credit Agreement is hereby further amended by deleting “and” at the end of paragraph (j) thereof, deleting the period at the end of clause (k) thereof, adding “; and” at the end of paragraph (k) thereof and inserting a new paragraph (l) immediately after paragraph (k) thereof, such paragraph (l) to read in its entirety as follows:
“ (l) Indebtedness in respect of any insurance premium financing for insurance being acquired by the Borrower or any Subsidiary under customary terms and conditions and not in connection with the borrowing of money.”
   1.8 Amendments to Section 8.2: Liens, Etc.
     A. Section 8.2 of the Credit Agreement is hereby amended by deleting clause (d) in its entirety and replacing it with the following:
“ (d) Liens granted by the Borrower or any Subsidiary of the Borrower under a Capital Lease and Liens to which any property is subject at the time, on or after the Effective Date, of the Borrower’s or such Subsidiary’s acquisition thereof in accordance with this Agreement, in each case securing Indebtedness permitted under Section 8.1(d) or 8.1(h)(only in the case of assumed debt pursuant to 8.1(h)) and limited to the property purchased (and proceeds thereof) with the proceeds subject to such Capital Lease or Indebtedness.”
     B. Section 8.2 of the Credit Agreement is hereby further amended by deleting “and” at the end of paragraph (l) thereof, changing paragraph (m) thereof to paragraph (n) and inserting a new paragraph (m) immediately after paragraph (l), such paragraph (m) to read in its entirety as follows:
“ (m) Liens securing insurance premium financing permitted under Section 8.1(l) (Indebtedness) under customary terms and conditions; provided, that no such Lien may extend to or cover any property other than the insurance being acquired with such financing, the proceeds thereof and any unearned or refunded insurance premiums related thereto; and”
   1.9 Amendments to Section 8.3: Investments.

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     Section 8.3 of the Credit Agreement is hereby amended by deleting the “and” before clause (k)of such section and inserting the following before the period at the end of such clause (k):
“and (l) Investments in connection with the escrow of funds by the Borrower or one of its Subsidiaries pursuant to the options to purchase the vessels “Thebaud Sea” and “Bold Endurance” as described in the Secunda Purchase Agreement and Investments in connection with the exercise of such purchase options pursuant to the Secunda Purchase Agreement; provided, that within twenty (20) Business Days after the exercise of the options by the Borrower or one of its Subsidiaries to purchase the remaining interests in each such vessel as described in the Secunda Purchase Agreement, such respective vessel shall become a Mortgaged Vessel pursuant to Section 7.11(d)”
   1.10 Amendments to Section 8.4: Sale of Assets.
     A. Section 8.4 of the Credit Agreement is hereby amended by deleting the reference to “$500,000” in the first paragraph therein and replacing it with “$1,000,000”.
     B. Section 8.4 of the Credit Agreement is hereby further amended by deleting clause (e) in its entirety and inserting a new clause (e), such clause (e) to read in its entirety as follows:
     “(e) as long as no Default or Event of Default is continuing or would result therefrom, the lease or sublease or chartering of property not constituting a sale and leaseback, to the extent not otherwise prohibited by this Agreement or the Mortgages;”
   1.11 Amendments to Section 8.5: Restricted Payments.
     Section 8.5 of the Credit Agreement is hereby amended by deleting clause (e) in its entirety and inserting a new clause (e), such clause (e) to read in its entirety as follows:
“(e) so long as no Default or Event of Default has occurred and is continuing, or would result therefrom, the Borrower may make Restricted Payments in an aggregate amount not to exceed the result of (i) $50,000,000 plus (ii) so long as the Leverage Ratio, pro forma for the making of such Restricted Payments, is less than 1.50:1.00, the Available Amount.”
   1.12 Amendments to Section 8.8: Transactions with Affiliates.
     Section 8.8 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:
“Notwithstanding the foregoing, the Borrower and its Subsidiaries may (i) borrow and repay Indebtedness owed to Babcock & Wilcox Canada Ltd. in an aggregate amount not to exceed $55,000,000 (or its equivalent), provided that such Indebtedness was permitted to be incurred pursuant to Section 8.1(f)(vii), and (ii) acquire the vessel Emerald Sea (or the Stock of the Person that owns the Emerald Sea) from MII or one of

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its Affiliates, provided that the consideration paid by the Borrower and its Subsidiaries for such vessel (or the Stock of the Person that owns the Emerald Sea) is no greater than the consideration paid by MII or such Affiliate paid for such vessel.”
   1.13 Amendments to Section 10.5: Indemnifications.
     Section 10.5 of the Credit Agreement is hereby amended by inserting a new clause (c) immediately following clause (b) thereof to read in its entirety as follows:
“ (c) To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender or any Synthetic Investor an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender or any Synthetic Investor because the appropriate form was not delivered or was not properly executed or because such Lender or such Synthetic Investor failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from or reduction of withholding tax ineffective or for any other reason, such Lender or such Synthetic Investor, as applicable, shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with any all expenses incurred.”
   SECTION II. CONDITIONS TO EFFECTIVENESS
     This Amendment shall become effective as of the date hereof only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Third Amendment Effective Date”):
     A. Execution. The Administrative Agent shall have received a counterpart signature page of this Amendment duly executed by the Borrower, each of the Guarantors and Requisite Lenders.
     B. Opinions. The Administrative Agent shall have received favorable written opinions of (a) Baker Botts L.L.P., counsel to the Loan Parties and (b) Liane K. Hinrichs, Vice President, General Counsel and Corporate Secretary of the Borrower, in each case dated as of the Third Amendment Effective Date addressing such matters as the Administrative Agent may reasonably request.
   SECTION III. REAFFIRMATION OF CREDIT SUPPORT
     A. Each of the Borrower and each Guarantor (each, individually, a “Credit Support Party” and, collectively, the “Credit Support Parties”) has read this Amendment and consents to the terms hereof and further hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Credit Support Party under, and the Liens granted by such Credit Support Party as collateral security for the Indebtedness, obligations and liabilities evidenced by the Credit Agreement and the other Loan Documents pursuant to, each of the Loan Documents to which such Credit Support Party is a party shall not be impaired and each of the

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Loan Documents to which such Credit Support Party is a party is, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects
     B. Each Credit Support Party (other than the Borrower) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.
   SECTION IV. REPRESENTATIONS AND WARRANTIES
     In order to induce Lenders and Synthetic Investors to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, the Borrower represents and warrants to each Lender and each Synthetic Investor that the following statements are true and correct in all material respects:
     A. Corporate Power and Authority. The Borrower and each Guarantor has all requisite corporate or other organizational power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement and the other Loan Documents.
     B. Authorization of Agreements. The execution and delivery of this Amendment has been duly authorized by all necessary corporate or other organizational action on the part of the Borrower and each Guarantor.
     C. No Conflict. The execution and delivery by the Borrower and each Guarantor of this Amendment does not and will not (i) violate (A) any provision of any law, statute, rule or regulation, or of the certificate or articles of incorporation or partnership agreement, other constitutive documents or by-laws of the Borrower or any such Guarantor or (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any Contractual Obligation of the Borrower or any Guarantor, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section IV.C., individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (iii) except as permitted under the Credit Agreement, result in or require the creation or imposition of any Lien upon any of the properties or assets of the Borrower or any such Guarantor (other than any Liens created under any of the Loan Documents in favor of Collateral Agent on behalf of Lenders), or (iv) require any approval of stockholders or partners or any approval or consent of any Person under any Contractual Obligation of the Borrower or any Guarantor except for such approvals or consents which will be obtained on or before the Third Amendment Effective Date and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect.
     D. Governmental Consents. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with

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the execution and delivery by the Borrower or any Guarantor, except for such actions, consents and approvals the failure of which to obtain or make could not reasonably be expected to result in a Material Adverse Effect or which have been obtained and are in full force and effect.
     E. Binding Obligation. This Amendment has been duly executed and delivered by the Borrower and each Guarantor and constitutes a legal, valid and binding obligation of the Borrower and each such Guarantor, enforceable against the Borrower and each Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     F. Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties contained in Article IV of the Credit Agreement are and will be true and correct in all material respects on and as of the Third Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.
     G. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default, except for the events expressly being waived hereby.
   SECTION V. MISCELLANEOUS
     A. Effect on the Credit Agreement and the Other Loan Documents.
     (i) Except as specifically modified by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
     (ii) The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent, Lender or Synthetic Investor under, the Credit Agreement or any of the other Loan Documents except as otherwise expressly provided for herein.
     B. Headings. Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.
     C. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

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     D. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.
[Remainder of this page intentionally left blank.]

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:		J. RAY MCDERMOTT, S.A.

	By:	/s/ James C. Lewis Name: James C. Lewis
Title: Vice President and Treasurer

GUARANTORS:		GLOBAL ENERGY-MCDERMOTT LIMITED
J. RAY MCDERMOTT ENGINEERING, LLC
J. RAY MCDERMOTT SOLUTIONS, INC.
J. RAY MCDERMOTT TECHNOLOGY, INC.
J. RAY MCDERMOTT UNDERWATER SERVICES, INC.
J. RAY MCDERMOTT WEST AFRICA HOLDINGS, INC.
J. RAY MCDERMOTT WEST AFRICA, INC.
J. RAY MCDERMOTT DE MEXICO, S.A. DE C.V.
MCDERMOTT TRADE CORPORATION
MENTOR SUBSEA TECHNOLOGY SERVICES, INC.
OFFSHORE PIPELINES INTERNATIONAL, LTD.
OPI VESSELS, INC.
OPMI, LTD.
SABINE RIVER REALTY, INC.
SPARTEC, INC.

	By:	/s/ James C. Lewis Name: James C. Lewis
Title: Treasurer of each of the above-named Guarantors

J. RAY MCDERMOTT HOLDINGS, LLC J.RAY MCDERMOTT, INC.
By:	/s/ James C. Lewis
	Name:	James C. Lewis
	Title:	Vice President and Treasurer of each of the
above-named Guarantors

MCDERMOTT SERVICOS DE CONSTRUCAO, LTDA.

By:	J. Ray McDermott, Inc., its majority equity holder

By:	/s/ James C. Lewis
	Name:	James C. Lewis
	Title:	Vice President and Treasurer

OFFSHORE PIPELINES SDN. BHD.

By:	Offshore Pipelines International, Ltd., its sole shareholder

By:	/s/ James C. Lewis
	Name:	James C. Lewis
	Title:	Treasurer

J. RAY MCDERMOTT (NIGERIA) LTD. MCDERMOTT INTERNATIONAL B.V.
By:	/s/ Robert E. Stumpf
	Name:	Robert E. Stumpf
	Title:	Assistant Secretary of each of the above-named Guarantors

Executed as a Deed by: J. RAY MCDERMOTT INTERNATIONAL VESSELS, LTD.
By:	/s/ James C. Lewis
	Name:	James C. Lewis
	Title:	Treasurer

In the presence of:
By:	/s/ Robert E. Stumpf
	Name:	Robert E. Stumpf
	Title:	Attorney-in-Fact

AGENT and LENDER:	CREDIT SUISSE, CAYMAN ISLANDS BRANCH,
as Administrative Agent, Lender, Synthetic Investor and Collateral Agent

	By:	/s/ Robert Hetu Name: Robert Hetu
Title: Managing Director

	By:	/s/ Denise L. Alvarez

Name: Denise L. Alvarez
Title: Associate

LENDERS and
SYNTHETIC INVESTORS

By signing below, you have indicated your consent to the Fourth Amendment to the Credit Agreement Name of Institution: BANK OF AMERICA, N.A.
By:	/s/ Robert W. Troutman
	Name:	Robert W. Troutman
	Title:	Managing Director

LENDERS and
SYNTHETIC INVESTORS

By signing below, you have indicated your consent to the Fourth Amendment to the Credit Agreement Name of Institution: THE BANK OF NOVA SCOTIA
By:	/s/ D. G. Mills
	Name:	DG Mills
	Title:	Director

LENDERS and
SYNTHETIC INVESTORS

By signing below, you have indicated your consent to the Fourth Amendment to the Credit Agreement Name of Institution: CALYON NEW YORK BRANCH
By:	/s/ Page Dillehunt
	Name:	Page Dillehunt
	Title:	Managing Director

By:	/s/ Michael Willis
	Name:	Michael Willis
	Title:	Director

LENDERS and
SYNTHETIC INVESTORS

By signing below, you have indicated your
consent to the Fourth Amendment to the Credit
Agreement
Name of Institution:

CREDIT SUISSE, CAYMAN ISLANDS BRANCH,
as Administrative Agent, Lender, Synthetic
Investor and Collateral Agent

By:	/s/ Robert Hetu
	Name:	Robert Hetu
	Title:	Managing Director

By:	/s/ Denise L. Alvarez
	Name:	Denise L. Alvarez
	Title:	Associate

LENDERS and
SYNTHETIC INVESTORS

By signing below, you have indicated your consent to the Fourth Amendment to the Credit Agreement Name of Institution: FORTIS CAPITAL CORP.
By:	/s/ Svein Engh
	Name:	Svein Engh
	Title:	Managing Director

By:	/s/ Joe Maxwell
	Name:	Joe Maxwell
	Title:	Senior Vice President

LENDERS and
SYNTHETIC INVESTORS

By signing below, you have indicated your consent to the Fourth Amendment to the Credit Agreement Name of Institution: JPMORGAN CHASE BANK, N.A.
By:	/s/ Dianne L. Russell
Name: Dianne L. Russell Title: Vice President

LENDERS and
SYNTHETIC INVESTORS

By signing below, you have indicated your consent to the Fourth Amendment to the Credit Agreement Name of Institution: MIZUHO CORPORATE BANK, LTD.
By:	/s/ Raymond Ventura
	Name:	Raymond Ventura
	Title:	Deputy General Manager

LENDERS and
SYNTHETIC INVESTORS

By signing below, you have indicated your consent to the Fourth Amendment to the Credit Agreement Name of Institution: NATIXIS
By:	/s/ Timothy L. Polvado
	Name:	Timothy L. Polvado
	Title:	Managing Director

By:	/s/ Louis P. Laville, III
	Name:	Louis P. Laville, III
	Title:	Managing Director

LENDERS and
SYNTHETIC INVESTORS

By signing below, you have indicated your consent to the Fourth Amendment to the Credit Agreement Name of Institution: NATIONAL CITY BANK
By:	/s/ Stephen Monto
	Name:	Stephen Monto
	Title:	Vice President

LENDERS and
SYNTHETIC INVESTORS

By signing below, you have indicated your consent to the Fourth Amendment to the Credit Agreement Name of Institution: PNC BANK, NATIONAL ASSOCIATION
By:	/s/ W. J. Bowne
	Name:	W. J. Bowne
	Title:	Managing Director

LENDERS and
SYNTHETIC INVESTORS

By signing below, you have indicated your consent to the Fourth Amendment to the Credit Agreement Name of Institution: UBS LOAN FINANCE LLC
By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director

By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director

LENDERS and
SYNTHETIC INVESTORS

By signing below, you have indicated your consent to the Fourth Amendment to the Credit Agreement Name of Institution: AMEGY BANK N.A.
By:	/s/ Michael Skarke
	Name:	Michael Skarke
	Title:	Banking Officer

LENDERS and
SYNTHETIC INVESTORS

By signing below, you have indicated your consent to the Fourth Amendment to the Credit Agreement Name of Institution: WHITNEY NATIONAL BANK
By:	/s/ Larry Stephens
	Name:	Larry Stephens
	Title:	Vice President

ADDITIONAL GUARANTORS:	CHARTERING COMPANY (SINGAPORE) PTE. LTD.
EASTERN MARINE SERVICES, INC.
HYDRO MARINE SERVICES, INC.
INTERNATIONAL VESSELS LTD.
J. RAY MCDERMOTT (AUST.) HOLDING PTY. LIMITED
J. RAY MCDERMOTT ASIA PACIFIC PTE. LTD.
J. RAY MCDERMOTT CONTRACTORS, INC.
J. RAY MCDERMOTT FAR EAST, INC.
J. RAY MCDERMOTT INTERNATIONAL, INC.
J. RAY MCDERMOTT MIDDLE EAST INC.
MCDERMOTT (MALAYSIA) SENDIRIAN BERHAD
MCDERMOTT CASPIAN CONTRACTORS, INC.
MCDERMOTT FAR EAST, INC.
MCDERMOTT GULF OPERATING COMPANY, INC.
MCDERMOTT INDUSTRIES (AUST.) PTY. LIMITED
MCDERMOTT OLD JV OFFICE, INC.
MCDERMOTT OVERSEAS, INC.
NORTH ATLANTIC VESSEL, INC.
PT. J. RAY MCDERMOTT INDONESIA
J. RAY MCDERMOTT CANADA HOLDING, LTD.
J. RAY MCDERMOTT CANADA, LTD.
MCDERMOTT INTERNATIONAL VESSELS, INC.

By:	/s/ Janet Duncan
	Name:	Janet Duncan
	Title:	Assistant Treasurer of each of the above-named Guarantors

J. RAY MCDERMOTT EASTERN HEMISPHERE LIMITED MCDERMOTT MARINE CONSTRUCTION LIMITED
By:	/s/ Stephen C. Howard
	Name:	Stephen C. Howard
	Title:	Assistant Treasurer of each of the above-named Guarantors

J. Ray McDermott Investments B.V. McDermott International Marine Investments N.V. Varsy International, N.V.
By:	/s/ Robert E. Stumpf
	Name:	Robert E. Stumpf
	Title:	Assistant Secretary of each of the above-named Guarantors

J. RAY MCDERMOTT INTERNATIONAL SERVICES LIMITED MCDERMOTT HOLDINGS (U.K.) LIMITED MCDERMOTT MARINE UK LIMITED MENTOR ENGINEERING CONSULTANTS LIMITED
By:	/s/ Robert E. Stumpf
	Name:	Robert E. Stumpf
	Title:	Joint Secretary of each of the above-named Guarantors

McDermott Offshore Services Company, Inc.
By:	/s/ Robert E. Stumpf
	Name:	Robert E. Stumpf
	Title:	Secretary and Treasurer